                                  FIFTH AMENDMENT
                                       TO THE
                           ZEBRA TECHNOLOGIES CORPORATION
                          PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1996, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Plan has been amended from time to time; and

       WHEREAS, the Employer now desires to further amend the Plan; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan;

       NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective August 1, 1996:

                                          I.

       Effective August 1, 1996, Section 3.3 of the Plan is hereby amended by deleting the second sentence of the first paragraph therein and substituting the following in lieu thereof:

       "The Agreement shall be in such form as the Plan Administrator shall prescribe and shall specify a percentage of not less than one (1%) percent or more than fifteen (15%) percent by which the Participant agrees to have his Compensation reduced."

                                         II.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, this FIFTH AMENDMENT has been executed by the Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.

                                               EMPLOYER:

ATTEST:                                        ZEBRA TECHNOLOGIES CORPORATION


By:                                            By:
   ------------------------------------           -----------------------------
      Its Secretary                                    Its President


                                               TRUSTEES:


                                               --------------------------------
                                               EDWARD KAPLAN


                                               --------------------------------
                                               GERHARD CLESS






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